Exhibit 23(c)


             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Pre-
Effective Amendment No. 1 to Registration Statement on Form
S-3 (File No. 333-00255) of our reports dated February 14,
1996, on our audits of the financial statements and financial statement schedule of New Orleans Public Service
Inc. as of and for the years ended December 31, 1995 and 1994, which reports are included in the Company's Annual
Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts and Legality."


/s/ Coopers & Lybrand L.L.P.

New Orleans, Louisiana
March 13, 1996